SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):		25-Sep-01

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)


Delaware		333-49820		13-3320910
(State or Other		(Commission		(I.R.S. Employer
Jurisdiction		File Number) 		Identification No.)
of Incorporation)


	11 Madison Avenue
	New York, New York  			10010
	(Address of Principal 			(Zip Code)
	Executive Offices)

Registrant's telephone number, including area code
									(212) 325-2000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Information and Exhibits.

Mortgage Backed Pass-Through Certificates, Series 2001-AR7

STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY

		Beginning					Remaining
Class		Balance		Principal		Balance
I-A		2,201,729.61	398,220.15		1,803,509.46
II-A-1	19,100,350.34	4,862,179.50	14,238,170.84
II-A-2	34,233,900.00 	0.00 			34,233,900.00
III-A-1	28,125,402.72 	514,714.61		27,610,688.11
III-A-2	23,379,200.00	0.00 			23,379,200.00
IV-A		43,451,493.63	1,893,926.07	41,557,567.56
A-R		0.00 			0.00 			0.00
II-X		53,334,250.34	NA			48,472,070.84
III-X		51,504,602.72	NA			50,989,888.11
IV-M-1	2,909,000.00 	0.00 			2,909,000.00
IV-M-2	1,990,000.00 	0.00 			1,990,000.00
C-B-1		2,151,542.96 	1,968.81		2,149,574.15
IV-B		919,764.00 		0.00 			919,764.00
C-B-2		159,450.57		145.91 		159,304.66
IV-X		49,576,466.45 	NA			47,682,540.38
TOTAL:	158,621,833.83	7,671,155.05 	150,950,678.78

						Net		Principal
Class		Interest			PPIS		Loss
I-A		13,627.67 			0.00 		0.00
II-A-1	91,522.51 			0.00 		0.00
II-A-2	164,037.44 			0.00 		0.00
III-A-1	135,939.45 			0.00 		0.00
III-A-2	127,611.47 			0.00 		0.00
IV-A		142,810.58	 		0.00 		0.00
A-R		0.00 				0.00 		0.00
II-X		53,921.79			0.00 		0.00
III-X		36,122.13 			0.00 		0.00
IV-M-1	10,263.92			0.00 		0.00
IV-M-2	7,582.45			0.00 		0.00
C-B-1		12,642.39 			0.00 		0.00
IV-B		4,504.80			0.00 		0.00
C-B-2		936.93 			0.00 		0.00
IV-X		220,934.27			0.00 		0.00
TOTAL:	1,022,457.80		0.00 		0.00

		Beginning
		Current Prin	Principal			Remaining	Interest
Class	Amount	Distribution	Interest	Balance	Rate
I-A	80.69436	14.59494	0.49946	66.09942	7.4274%
II-A-1	573.36026	145.95442	2.74735	427.40584	5.7500%
II-A-2	1000.00000	0.00000	4.79167	1000.00000	5.7500%
III-A-1	709.25237	12.97982	3.42805	696.27255	5.8000%
III-A-2	1000.00000	0.00000	5.45833	1000.00000	6.5500%
IV-A	783.99750	34.17220	2.57674	749.82530	4.0800%
A-R	0.00000	0.00000	0.00000	0.00000	5.7500%
II-X	789.58842	NA	0.79829	717.60615	1.2132%
III-X	817.08981	NA	0.57306	808.92417	0.8416%
IV-M-1	1000.00000	0.00000	3.52833	1000.00000	4.3800%
IV-M-2	1000.00000	0.00000	3.81028	1000.00000	4.7300%
C-B-1	994.88715	0.91039	5.84592	993.97676	7.0512%
IV-B	1000.00000	0.00000	4.89778	1000.00000	6.0800%
C-B-2	994.88719	0.91040	5.84595	993.97679	7.0512%
IV-X	809.52055	NA	3.60758	778.59515	5.2401%


			SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

		By: /s/ Mary Fonti
		Name:	Mary Fonti
		Title:	Vice President
		Bank One, N.A.

	Dated:	25-Sep-01